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                    AMENDED AND RESTATED DECLARATION OF TRUST

         PURSUANT TO THIS AMENDED AND RESTATED DECLARATION OF TRUST, as originally made on March 6, 1992 by Arthur S. Loring and Stuart E. Fross (the "Initial Trustees"):

         WHEREAS, the Initial Trustees established a trust fund for the investment and reinvestment of funds contributed thereto on March 6, 1992 known as The Masters Group of Mutual Funds (the "Trust");

         WHEREAS, the sole Shareholder of the Trust, and the Trustees, acting pursuant to Article XII, Section 7, amended and restated the Declaration of Trust on September 4, 1992 in its entirety, effective upon the execution of the Declaration of Trust, as amended and restated, by the Trustees duly elected by the sole Shareholder;

         WHEREAS, the Trustees, acting pursuant to Article XII, Section 7, further amended the Declaration of Trust effective August 3, 1993 and March 10, 2003;

         WHEREAS, the Trustees wish to further amend and restate the Declaration of Trust, as previously amended and restated, in its entirety, and hereby certify that this Amended and Restated Declaration of Trust has been amended and restated in accordance with the provisions of the Declaration of Trust, as previously amended and restated;

         NOW, THEREFORE, the Trustees confirm that all money and property contributed to the trust fund hereunder shall be held and managed in trust under this Amended and Restated Declaration of Trust as herein set forth below and that the Declaration of Trust, as amended and restated, is amended and restated in its entirety as follows:

                                    ARTICLE I

                              NAME AND DEFINITIONS

NAME

         Section 1    This Trust shall be known as "First Funds".

DEFINITIONS

         Section 2 Wherever used herein, unless otherwise required by the context or specifically provided:

                (a) The Terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) and "Principal

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         Underwriter" shall have the meanings given them in the 1940 Act, as amended from time to time;

                (b) The "Declaration of Trust" means this Declaration of Trust as originally adopted, as heretofore and herein amended and restated and as amended from time to time;

                (c) "Net Asset Value" means the net asset value of each Series of the Trust determined in the manner provided in Article X, Section 3;

                (d) "Series" refers to series of Shares of the Trust established in accordance with the provisions of Article III;

                (e)   "Shareholder" means a record owner of Shares of the Trust;

                (f) "Shares" means the transferable units of interest into which the beneficial interest of the Trust or each Series shall be divided from time to time, including such class or classes of Shares as the Trustees may from time to time create and establish and including fractions of Shares as well as whole Shares;

                (g) The "Trust" refers to First Funds, and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

                (h) The "Trustees" refers to the individual trustees in their capacity as trustees hereunder and their successor or successors for the time being in office as such trustee or trustees; and

                (i) The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.

                                   ARTICLE II

                                PURPOSE OF TRUST

         The purpose of this Trust is to provide investors a continuous source of managed investment in securities.

                                   ARTICLE III

                               BENEFICIAL INTEREST

SHARES OF BENEFICIAL INTEREST

         Section 1 The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or classes as the Trustees shall from time to time create and establish. The number of Shares is unlimited and each Share shall be fully paid and nonassessable and shall have a par value of $0.01. The Trustees shall have full power and

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authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders or any Series or class of Shareholders of the Trust, to create and establish (and to change in any manner) Shares or any classes thereof with such preferences, voting powers, rights and privileges as the Trustees may from time to time determine, to divide or combine the Shares or any Series or classes thereof into a greater or lesser number, to classify or reclassify any issued Shares or any Series or classes thereof into one or more Series or classes of Shares, to abolish any one or more Series or classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable.

ESTABLISHMENT OF SERIES

         Section 2 The establishment of any Series or class shall be effective upon the adoption of a resolution by a majority of the then Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series. The Trustees may at any time by a majority vote abolish any Series or class and the establishment and designation thereof.

OWNERSHIP OF SHARES

         Section 3 The ownership of Shares shall be recorded in the books of the Trust. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust shall be conclusive as to the holders of Shares and as to the number of Shares held from time to time by each Shareholder.

INVESTMENT IN THE TRUST

         Section 4 The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. Such investments may be in the form of cash or securities in which the appropriate Series is authorized to invest, valued as provided in Article X, Section 3. After the date of the initial contribution of capital, the number of Shares to represent the initial contribution may in the Trustees' discretion be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust. Subsequent investments in the Trust shall be credited to each Shareholder's account in the form of Shares and 1/100ths of a Share, or integral multiples thereof, at the Net Asset Value per Share next determined after the investment is received.

ASSETS AND LIABILITIES OF SERIES

         Section 5 All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series. In addition any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive

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and binding upon the Shareholders of all Series for all purposes. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in Trust for the benefit of the holders of Shares of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, and not the liabilities, expenses, costs, charges or reserves attributable to any other Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt.

NO PREEMPTIVE RIGHTS; SHAREHOLDERS BOUND

         Section 6 Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees. By becoming a Shareholder, each Shareholder shall be held expressly to have assented to and agreed to be bound by the provisions of the Declaration of Trust.

LIMITATION OF PERSONAL LIABILITY

         Section 7 The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust, or Series, and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

DERIVATIVE ACTIONS

         Section 8 No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series thereof without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust or any Series or class thereof would result, or if a majority of the Trustees has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his service as a Trustee of the Trust or on the boards of one or more investment companies with the same or an affiliated investment advisor or underwriter, or the amount of such remuneration. Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole

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discretion, the Trustees may submit the matter to a vote of Shareholders of the
Trust or any Series or class thereof, as appropriate. Any decision of the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or any Series or class thereof shall be subject to the right of the Shareholders under Article VIII, Section 1 to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

                                   ARTICLE IV

                                  THE TRUSTEES

MANAGEMENT OF THE TRUST

         Section 1 The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

TRUSTEES

         Section 2 A Trustee shall not be required to be a Shareholder of the Trust. The Trustees shall be such individuals as shall be elected by the Shareholders of the Trust or appointed pursuant to Section 4 of this Article IV.

TERM OF OFFICE OF TRUSTEES

         Section 3 The Trustees shall hold office during the lifetime of this Trust, and until its termination as hereinafter provided; except that (a) any Trustee may resign his or her trust by a signed written instrument delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) upon the last day of any fiscal year of the Trust during which any Trustee attains the mandatory retirement age of 72 such Trustee shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired, effective as of such date; and (d) a Trustee may be removed at any Special Meeting of the Trust by a vote of two-thirds of the outstanding Shares.

RESIGNATION AND APPOINTMENT OF TRUSTEES

         Section 4 In case of the declination, death, resignation, retirement, removal or incapacity of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by recording in the records of the Trust, whereupon the appointment shall take effect. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of

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Trustees effective at a later date Upon the effectiveness of said appointment at or after the effective date of said retirement, resignation or increase in number of Trustees and upon the acceptance by such person of such appointment, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

TEMPORARY ABSENCE OF TRUSTEE

         Section 5 Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

NUMBER OF TRUSTEES

         Section 6 The number of Trustees, not less than two (2) nor more than twelve (12), serving hereunder at any time shall be determined by the Trustees themselves.

         Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees as to such vacancy or incapacity shall be conclusive.

EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE

         Section 7 The death, declination, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

OWNERSHIP OF ASSETS OF THE TRUST

         Section 8 The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.

                                    ARTICLE V

                             POWERS OF THE TRUSTEES

POWERS

         Section 1 The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do

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any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in the Declaration of Trust or the Bylaws of the Trust, the Trustees shall have power and authority:

                (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust.

                (b) To adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders.

                (c) To elect and remove such officers and appoint and terminate such agents as they consider appropriate.

                (d) To employ a custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the Bylaws, if any.

                (e) To retain a transfer agent or shareholder servicing agent, or both.

                (f) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both.

                (g) To set record dates in the manner hereinafter provided for.

                (h) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter.

                (i) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XII, Section 4(b) hereof.

                (j) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

                (k) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

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                (l)   To hold any security or property in a form not indicating
         any trust, whether in bearer, unregistered or other negotiable form or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies.

                (m) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article III.

                (n) To allocate assets, liabilities and expenses of the Trust to a particular Series or to apportion the same between or among two or more Series or classes thereof, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets belonging to that Series or a class thereof as provided for in Article III.

                (o) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust, to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust.

                (p) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

                (q) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for.

                (r) To borrow money and to pledge, mortgage and hypothecate the assets of the Trust, subject to applicable requirements of the 1940 Act.

         No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

TRUSTEES AND OFFICERS AS SHAREHOLDERS

         Section 2 Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person of any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares, and all subject to any restrictions which may be contained in the Bylaws.

ACTION BY THE TRUSTEES

         Section 3 The Trustees shall act by majority vote at a meeting duly called or by unanimous written consent without a meeting or by telephone consent provided a quorum of

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Trustees participate in any such telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone or telegram sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

CHAIRMAN OF THE TRUSTEES

         Section 4 The Trustees may appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be the chief executive, financial and accounting officer of the Trust.

                                   ARTICLE VI

                              EXPENSES OF THE TRUST

TRUSTEE REIMBURSEMENT

         Section 1 Subject to the provisions of Article III, Section 5, the Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation, fees and expenses of Trustees who are interested Persons of the Trust, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust Series securities, expenses of issue, repurchase and redemption of shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations, charges of custodians, transfer agents, and registrars, expenses of preparing and setting up in type Prospectuses and Statements of Additional Information, expenses of printing and distributing prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expense, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

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                                   ARTICLE VII

          INVESTMENT ADVISER. PRINCIPAL UNDERWRITER AND TRANSFER AGENT

INVESTMENT ADVISER

         Section 1 Subject to the applicable requirements of the 1940 Act, the Trustees may in their discretion from time to time enter into an investment advisory or management contract(s) with respect to the Trust or any Series thereof whereby the other party(ies) to such contract(s) shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser(s) (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of Series securities and other investment instruments of the Trust on behalf of the Trustees or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

         The Trustees may, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, authorize the investment adviser to employ one or more sub-advisers from time to time to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser.

PRINCIPAL UNDERWRITER

         Section 2 The Trustees may in their discretion from time to time enter into contract(s) providing for the sale of the Shares, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as may be prescribed in the Bylaws, if any, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VII, or of the Bylaws, if any; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or agent of the Trust.

TRANSFER AGENT

         Section 3 The Trustees may in their discretion from time to time enter into a transfer agency and Shareholder service contract whereby the other party shall undertake to furnish the Trustees with transfer agency and Shareholder services. The contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the Bylaws, if any. Such services may be provided by one or more entities.

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PARTIES TO CONTRACT

         Section 4 Any contract of the character described in Sections 1, 2 and 3 of this Article VII or in Article IX hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, Shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article VII or the Bylaws, if any. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or Article IX, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.

PROVISIONS AND AMENDMENTS

         Section 5 Any contract entered into pursuant to Sections 1 and 2 of this Article VII shall be consistent with and subject to the requirements of
Section 15 of the 1940 Act (including any amendments thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, amendment, termination, and the method of authorization and approval of such contract or renewal thereof.

                                  ARTICLE VIII

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

VOTING POWERS

         Section 1 The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 2, (ii) for the removal of Trustees as provided in Article IV, Section 3(d), (iii) with respect to any investment advisory or management contract as to which a Shareholder vote is required by the 1940 Act, (iv) with respect to the amendment of this Declaration of Trust as provided in Article XII, Section 7, (v) to the same extent as the Shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Series shall not be entitled to bring any derivative or class action on behalf of any other Series of the Trust, and (vi) with respect to such additional matters relating to the Trust as may be required or authorized by law, by this Declaration of Trust, or the Bylaws of the Trust, if any, or any registration of the Trust with the Securities and Exchange Commission (the "Commission") or any State, as the Trustees may consider desirable. On any matter submitted to a vote of the Shareholders, all shares shall be voted by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and
(ii) when the Trustees have determined that the matter affects only the interests of one or more Series, then

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only the Shareholders of such Series shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares of any Series or class are issued and during any period when no Shares are outstanding, the Trustees may exercise all rights of Shareholders of that Series or class and may take any action required or permitted by law, this Declaration of Trust or any Bylaws of the Trust to be taken by Shareholders of that Series or class.

MEETINGS

         Section 2 Special meetings of the Shareholders of any Series may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the outstanding Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record. Shareholders shall be entitled to at least fifteen days' notice of any meeting.

QUORUM AND REQUIRED VOTE

         Section 3 A majority of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any Series shall vote as a Series, then a majority of the aggregate number of Shares of that Series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Series shall vote as a Series, then a majority of the Shares of that Series voted on the matter shall decide that matter insofar as that Series is concerned.

                                   ARTICLE IX

                                    CUSTODIAN

         Section 1    APPOINTMENT AND DUTIES

         The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party to each such contract shall undertake to furnish such custody services to

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the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine, provided that such terms and conditions are not inconsistent with the provisions of the 1940 Act, the Declaration of Trust or the Bylaws. The Trustees may authorize any custodian to employ one or more sub-custodians from time to time to perform such of the services of the custodian as the Trustees shall from time to time consider desirable. Services described in this Article IX may be provided by one or more parties.

                                    ARTICLE X

                          DISTRIBUTIONS AND REDEMPTIONS

DISTRIBUTIONS

         Section 1

                (a) The Trustees may from time to time declare and pay dividends. The amount of such dividends and the payment of them shall be wholly in the discretion of the Trustees.

                (b) The Trustees shall have power, to the fullest extent permitted by the laws of Massachusetts, at any time to declare and cause to be paid dividends on Shares of a particular Series, from the assets belonging to that Series, which dividends, at the election of the Trustees, may be paid daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, and may be payable in Shares of that Series at the election of each Shareholder of that Series.

                (c) Anything in this instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders of a particular Series as of the record date of that Series fixed as provided in Section 3 hereof a "stock dividend".

REDEMPTIONS

         Section 2 All Shares shall be redeemable based on a redemption price determined in accordance with this Article X, Section 2. Redeemed Shares may be resold by the Trust. The Trust shall redeem the Shares at the price determined as hereinafter set forth, upon acceptance of the appropriately verified application of the record holder thereof (or upon such other form or request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose in the Trust's then effective registration statement under the Securities Act of 1933 and the 1940 Act. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, in the Trust's registration statement regarding the redemption of Shares. Shares shall be redeemed at the Net Asset Value thereof next determined after acceptance of such request, less any applicable redemption fee or sales charge. Subject to the 1940 Act, the Trustees may, in their discretion, require the Trust to redeem Shares held by any Shareholder for any reason under terms set by the Trustees, including but not limited to (i) the determination of the Trustees that direct or indirect ownership of Shares has or may become

                                       13
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concentrated in such Shareholder to an extent that would disqualify the Trust as a regulated investment company under the Internal Revenue Code of 1986, as amended; (ii) the failure of a Shareholder to supply a tax identification number if required to do so; (iii) the value of a Shareholder's Shares being less than a minimum amount established from time to time by the Trustees; or (iv) the determination by the Trustees or pursuant to policies adopted by the Trustees that ownership of Shares by a particular Shareholder is not in the best interest of the remaining Shareholders of the Trust or any applicable Series. Subject to
Section 4 of this Article X, payment for any redeemed Shares shall be made to the Shareholder in cash or in property at such times and in such manner not inconsistent with the 1940 Act or other applicable law. Except as expressly determined by the Trustees, Shareholders shall not have the right to have Shares redeemed in-kind.

DETERMINATION OF NET ASSET VALUE AND VALUATION OF PORTFOLIO ASSETS

         Section 3 The term "Net Asset Value" of any Series shall mean that amount by which the assets of that Series, exceed its liabilities, all as determined by or under the direction of the Trustees. Such value per Share shall be determined separately for each Series of Shares and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by or at the direction of the Trustees, provided, however, that the Trustees, without Shareholder approval may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any Order of the Commission applicable to the Series. The Trustees may delegate any of its powers and duties under this Section 3 with respect to appraisal of assets and liabilities. At any time the Trustees may cause the value per Share last determined to be determined again in similar manner and may fix the time when such value shall become effective.

SUSPENSION OF THE RIGHT OF REDEMPTION

         Section 4 The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share existing after the termination of the suspension.

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                                   ARTICLE XI

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

LIMITATION OF LIABILITY

         Section 1 Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

INDEMNIFICATION

         Section 2

                (a) Subject to the exceptions and limitations contained in Section (b) below:

                      (i) every person who is, or has been, a Trustee or officer of the Trust (hereinafter referred to as "Covered Person") shall be indemnified by the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

                      (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                (b) No indemnification shall be provided hereunder to a Covered Person:

                      (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

                      (ii) in the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

                             (A) by the court or other body approving the settlement;

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

                             (B) by at least a majority of those Trustees who are neither interested persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                             (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry);

                provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel.

                (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled by contact or otherwise under law.

                (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 2 shall be paid by the applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section 2; provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 2.

                (e) In making a determination under Section 2(b)(ii) as to whether a Covered Person engaged in the conduct described therein, or under Section 2(d) as to whether there is reason to believe that a Covered Person ultimately will be found entitled to indemnification, the Trustees who are neither Interested Persons of the Trust nor parties to the matter or legal counsel making the determination shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person's office and has acted in good faith in the reasonable belief that the Covered Person's action was in the best interest of the Trust and its Shareholders.

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

SHAREHOLDERS

         Section 3 In case any Shareholder or former Shareholder of any Series of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Series shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon.

                                   ARTICLE XII

                                  MISCELLANEOUS

TRUST NOT A PARTNERSHIP

         Section 1 It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY

         Section 2 The exercise by the Trustees or the officers of the Trust of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Section 1 of this Article XII and to
Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 1 of this Article XII and to Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

ESTABLISHMENT OF RECORD DATES

         Section 3 The Trustees may close the stock transfer books of the Trust for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding sixty (60) days

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

preceding the date of any meeting of Shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed or aforesaid.

TERMINATION OF TRUST

         Section 4

                (a) This Trust shall continue without limitation of time but subject to the provisions of subsection (b) of this Section 4.

                (b) In accordance with Article III, Section 1 and 2, the Trustees may:

                      (i) sell and convey the assets of the Trust or any affected Series to another trust, partnership, association or corporation organized under the laws of any state which is a diversified open-end management investment company as defined in the 1940 Act, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest or stock of such trust, partnership, association or corporation; or

                      (ii) at any time sell and convert into money all of the assets of the Trust or any affected Series.

         Upon making provision for the payment of all such liabilities in either
(i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the holders of the Shares of the Trust or any affected Series then outstanding.

                (c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-section (b), the Trust or any affected Series shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

FILING OF COPIES, REFERENCES, HEADINGS

         Section 5 The original or a copy of this instrument and of each declaration of trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each supplemental declaration of trust shall be filed by the Trustees with the Secretary of the Commonwealth of Massachusetts and the Boston

City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such supplemental declaration of trust. In this instrument or in any such supplemental declaration of trust, references to this instrument, and all expressions like "herein," "hereof' and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

APPLICABLE LAW

         Section 6 The Trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

AMENDMENTS

         Section 7 Except as expressly provided herein, the Trustees may, without any Shareholder vote, amend or otherwise supplement this Declaration of Trust by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated Declaration of Trust. Without limiting the foregoing, the Trustees may, without any Shareholder vote, amend the Declaration of Trust to change the name, principal office or registered agent of the Trust, to supply any omission or cure, correct or supplement any ambiguity, defective or inconsistent provision contained herein. Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted in
Article VIII, Section 1; (ii) any amendment to this Article XII, Section 7;
(iii) any amendment as may be required by law, or by the Trust's registration statement, to be approved by Shareholders; and (iv) any amendment submitted to them by the Trustees. Except as provided under the 1940 Act and applicable state law, any amendment on which Shareholders have the right to vote shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote. Notwithstanding the foregoing, any amendment which shall affect the Shareholders of one or more Series but not the Shareholders of all outstanding Series shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each Series affected and no vote of Shareholders of a Series not affected shall be required. Copies of the supplemental declaration of trust shall be filed as specified in Section 5 of this Article XII. Nothing in the Declaration shall permit the amendment of the Declaration to impair the exemption from personal liability of the Shareholders, former Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholder or former Shareholders. Notwithstanding anything else herein, any amendment to Article XI shall not limit the rights to indemnification or insurance provided therein with respect to actions or omissions of persons entitled to indemnification under such Article prior to such amendment.

INCORPORATION, REORGANIZATION

         Section 8 The Trustees may, without the vote or consent of Shareholders, cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, partnership, limited liability company, association or other organization, to acquire all or a portion of the property of the Trust (or all or a portion of the property of the Trust allocated or belonging to a particular Series) or to carry on any business in which the Trust shall directly or indirectly have any interest and to sell, convey and transfer such property of the Trust to any such corporation, trust, partnership, limited liability company, association or organization, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also, without the vote or consent of Shareholders, cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law. The Trustees shall provide written notice to affected Shareholders of each transaction pursuant to this Article XII, Section 8. Such transactions may be effected through share-for-share exchanges, transfers or sales of assets, in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees.

PRINCIPAL OFFICE

         Section 9 The principal office of the Trust is 1625 Broadway, Suite 2200, Denver, Colorado 80202. The agent for service of process in The Commonwealth of Massachusetts is Corporation Service Company, 84 State Street, Boston, Massachusetts 02109.

FISCAL YEAR

         Section 10 The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws; provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

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

         IN WITNESS WHEREOF, the undersigned, being all of Trustees of the Trust, have executed this instrument as of the 14th day of July, 2003.


                                          --------------------------------------
                                          Richard C. Rantzow

                                          --------------------------------------
                                          John A. DeCell

                                          --------------------------------------
                                          Larry Papasan

                                          --------------------------------------
                                          George P. Lewis

                                          --------------------------------------
                                          Charles Burkett

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